     Exhibit 99.1

Apollo Global Management, LLC Reports Fourth Quarter and Full Year 2018 Results

New York, January 31, 2019 — Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the fourth quarter and full year ended December 31, 2018.
“Despite a volatile market backdrop during the fourth quarter, Apollo generated fee-related earnings of $0.62 per share for the quarter and $1.87 per share for the year, an increase of 22% year-over-year reflecting the growing earnings power of our business,” said Leon Black, Chairman and Chief Executive Officer. “In addition, we have attracted capital inflows of $60 billion over the last twelve months, bringing total assets under management to $280 billion, including nearly $140 billion of permanent capital.”
Apollo issued a full detailed presentation of its fourth quarter and full year ended December 31, 2018 results, which can be viewed through the Shareholders section of Apollo’s website at http://www.apollo.com/shareholders.
Share Repurchase Plan
Apollo has increased its authorized share repurchase amount by $250 million, which may be used to repurchase outstanding Class A shares as well as to reduce Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (and any successor equity plan thereto). Class A shares may be repurchased from time to time in open market transactions, in privately negotiated transactions, pursuant to a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise, with the size and timing of these repurchases depending on legal requirements, price, market and economic conditions and other factors. Apollo is not obligated under the terms of the program to repurchase any of its Class A shares. The repurchase program has no expiration date and may be suspended or terminated by the Company at any time without prior notice. Class A shares repurchased as part of this program will be canceled by the Company.
Distributions
Apollo has declared a cash distribution of $0.56 per Class A share for the fourth quarter ended December 31, 2018. This distribution will be paid on February 28, 2019 to holders of record at the close of business on February 21, 2019. Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its distributable earnings after taxes and related payables in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business.
Apollo has declared a cash distribution of $0.398438 per Series A Preferred share and Series B Preferred share, which will be paid on March 15, 2019 to holders of record at the close of business on March 1, 2019.
The declaration and payment of distributions on Class A shares, Series A Preferred shares and Series B Preferred shares are at the sole discretion of Apollo’s manager. Apollo cannot assure its shareholders that they will receive any distributions in the future.
Conference Call
Apollo will host a conference call on Thursday, January 31, 2019 at 10:00 a.m. Eastern Time. During the call, members of Apollo’s senior management team will review Apollo’s financial results for the fourth quarter and full year ended December 31, 2018. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 6090818 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Shareholders section of Apollo’s website at http://www.apollo.com/shareholders.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 6090818. To access the audio webcast, please visit Events in the Shareholders section of Apollo’s website at http://www.apollo.com/shareholders.

2018 Schedule K-1 Distribution
The 2018 schedules K-1 will be available on or about March 31, 2019 and can be accessed via www.partnerdatalink.com/Apollo. Shareholders can visit this site now to register to be notified when the 2018 schedules K-1 are available to be downloaded. Please note that the income, gain, loss, deduction, or credit reported to you on schedule K-1 is independent of the annual cash generated and the annual cash distributions made by Apollo. As a partnership for U.S. federal income tax purposes, investors in Apollo are required to report their share of the income, gain, loss, deduction, or credit that is allocated to them from Apollo. The U.S. federal taxable income of Apollo is determined by using the applicable U.S. federal income tax rules, and these amounts may vary from year to year depending on the nature of the income of Apollo and the activity of its subsidiaries.
About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $280 billion as of December 31, 2018 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.
Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.
Investor and Media Relations Contacts
For investor inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Corporate Communications
Apollo Global Management, LLC
212-822-0467
gstein@apollo.com

Ann Dai
Investor Relations Manager
Apollo Global Management, LLC
212-822-0678
adai@apollo.com

For media inquiries regarding Apollo, please contact:
Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, LLC
212-843-8590
czehren@rubenstein.com

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